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FOR IMMEDIATE RELEASE               CONTACT:   Financial: Lauren S. Babus
                                                          (201) 307-2337
                                                          Press: Richard Broome
                                                          (201) 307-2486


                         THE HERTZ CORPORATION DECLARES
                               QUARTERLY DIVIDEND

PARK RIDGE, NJ, JANUARY 30, 2001 - The Board of Directors of The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading construction and industrial equipment rental business, has declared a quarterly dividend of $0.05 per share on the company's Class A and Class B Common Stock payable on March 9, 2001 to shareholders of record as of February 15, 2001.

         The Hertz Corporation, headquartered in Park Ridge, NJ, operates from approximately 6,500 locations in the U.S. and over 140 foreign countries.
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